MONARCH FINANCIAL REPORTS STRONG GROWTH

IN LOANS, DEPOSITS AND CAPITAL

Chesapeake, VA—Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported continued strong loan, deposit and capital growth. Total assets at December 31, 2008 were $597.2 million, up $94.1 million or 19% from $503.2 million one year prior. Total loans increased $85.6 million to $504.7 million, up 20% from 2007. Deposits increased $106.4 million to $496.1 million, up 27% from 2007. Demand deposit accounts grew 22% to $94.3 million and now represent 19% of total deposits.

The Bank’s capital position remains extremely strong with total regulatory capital growing to $77.8 million at December 31, 2008, a 54% growth rate for the year. Regulatory capital includes $10 million in trust preferred subordinated debt, $14.7 million in preferred stock issued as part of the U.S. Treasury’s Capital Purchase Program, and the allowance for loan losses. The company also raised $7.2 million in new equity capital in June 2008. Monarch is rated as “Well Capitalized,” the highest rating of capital strength by bank regulatory standards.

“I am extremely proud of our performance and strength during this unprecedented global economic crisis. While our core operating performance exceeded the previous year’s results, we saw a need to build our allowance for loan losses. In the current economic environment, we felt it was prudent to set aside these additional funds. Unfortunately the movement of these funds, which continues to remain part of our total capital, has to run through our income statement creating a loss in the fourth quarter,” stated William ‘Tree’ Rountree, President and Chief Executive Officer. “We are pleased to report a record year of earnings for our non-banking groups at Monarch Mortgage, Virginia Asset Group, and Monarch Capital. Non-interest income growth along with strong loan growth offset the decline in our net interest margin at Monarch Bank due to the rapid drop in interest rates in 2008. Except for one secured relationship, asset quality remained strong at year-end. Our local markets remain stronger than those in most of our nation, and we see the current disruption in the financial marketplace as an excellent opportunity to grow our franchise and client base in 2009”.

The Company announced it had already invested all of the $14.7 million provided by the Treasury’s Capital Purchase Program it received on December 19, 2008 in new loans. “Many people think the government was giving a handout to banks when in fact it provided this capital to healthy community banks to get our economy moving again,” stated Brad E. Schwartz, Chief Operating and Financial Officer. “This is no handout. We will pay the taxpayers a dividend and warrants on this capital, and use the funds to grow loans and help build our local economy. We remain committed to lending to our clients.”

Net income was $1,132,883 for 2008, down 64% from 2007 when net income was $3,158,174. The large increase in provision expense taken to support growth of the allowance for loan losses had a negative effect on net income. The annualized return on average assets (ROA) was 0.20%, and the annualized return on average equity (ROE) was 2.66%. Basic earnings per share were $0.21, compared to $0.66 the previous year. The company recorded a net loss for fourth quarter of 2008 of $1,534,678, with over $3.7 million expensed to build the allowance for loan losses during the 4th quarter. The Company expensed over $5 million in provision expense during the year, compared to less than $1 million the previous year, which was the primary driver in the decline in net income. The majority of conservative community banks took similar steps in 2008 in response to declining external economic conditions.

Net interest income declined 9.9% or $1.6 million in 2008 compared to 2007 due to an unprecedented reduction in rates by the Federal Reserve Bank, despite the fact loans grew $85.6 million during the year. The 94% drop in the stated federal funds rate and the related 55% drop in the prime rate in 2008 reduced interest income from loans. The deposit market failed to respond to these declines at the same pace due to growing demand for funding from troubled commercial and investment banks. The net interest margin was 2.96% for 2008 compared to 4.29% in 2007, with yields on earning assets declining faster than the cost of interest-bearing liabilities. With most banks now pricing loans with floor rates and at higher risk-adjusted premiums, we anticipate earning asset yields to improve in 2009 while funding costs appear to be coming down due to the recent decline in global interest rates and the government’s injection of liquidity into the marketplace. We have already placed interest rate floors on 32% of our floating rate loans, and will continue to reprice market and credit risk as loans mature. We also remain focused on growing lower cost demand deposits and money market deposits to offset the higher cost of retail certificates of deposit.

Non-interest income grew 151% from the same period in 2007, fueled by increased production at Monarch Mortgage, growth in bank deposit fees, and investment and insurance revenues from Virginia Asset Group. Virginia Asset Group was the top performing bank investment group for the mid-Atlantic region in 2008 for broker-dealer Infinex Financial Group. Non-interest income represented 42% of total revenues in 2008, compared to 22% in 2007. Non-interest expense grew 54%, with the majority of the increase related to the expansion of Monarch Mortgage.

Monarch Mortgage closed $577 million in mortgage loans in 2008, up from $197 million during its startup year in 2007. For the fourth quarter of 2008 mortgage loan applications were $214 million, with $146 million in loans closed. Monarch Mortgage is focused on the retail A-paper mortgage market and does not participate in the sub-prime or wholesale mortgage markets. Monarch does not hold any sub-prime mortgage loans or related securities.

Non-performing assets represented 1.35% of total assets at year end 2008 compared to 0.89% on September 30, 2008 and 0.10% the previous year-end. There were no loans 90 days or more past due and still accruing, $7.5 million in non-accrual loans, and $533,000 in other real estate. One local developer with two real estate developments represents 93% of the non-accrual loan total, with both of these loans secured by land and improvements and in the process of collection and resolution. The other real estate represents three single family homes generated through our mortgage operations, with all three valued at market net of any selling costs. One has already been sold and the others are in the process of being sold. The Company continues to aggressively deal with problem assets. The allowance for loan losses now represents 1.59% of total loans, compared to 0.95% one year earlier. The company continues to experience better asset quality performance than its national peer group.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with two offices in Chesapeake, four offices in Virginia Beach, and two offices in Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates one office in Kitty Hawk, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer and business internet banking (monarchbank.com and OBXBank.com). Monarch Mortgage and our affiliated mortgage companies have twelve offices with locations in Chesapeake, Norfolk, Virginia Beach (2), Suffolk, and Richmond, Virginia as well as Rockville (2), Waldorf, Crofton and Greenbelt, Maryland. Our subsidiaries/divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Home Mortgage Solutions, LLC (secondary mortgage origination), Virginia Asset Group, LLC (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	January 28, 2009

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	December 31
	2008	2007
ASSETS:
Cash and due from banks	$8,418	$8,409
Interest bearing bank balances	112	993
Federal funds sold	66	63

Investment securities:
Securities available for sale	5,847	8,874
Securities held to maturity	500	22,085

Total investment securities	6,347	30,959

Mortgage loans held for sale	54,369	18,793

Loans	504,712	419,153
Less: allowance for loan losses	(8,046)	(3,976)

Net loans	496,666	415,177

Bank premises and equipment	8,386	9,719
Restricted equity securities	3,575	4,847
Bank owned life insurance	6,788	6,544
Intangible assets	1,772	1,950
Accrued interest receivable and other assets	10,660	5,709

Total assets	$597,159	$503,163

LIABILITIES:
Demand deposits—non-interest bearing	$78,894	$66,078
Demand deposits—interest bearing	15,363	11,165
Money market deposits	129,287	137,025
Savings deposits	20,444	5,374
Time deposits	252,098	170,062

Total deposits	496,086	389,704

FHLB borrowings	27,675	63,531
Federal funds purchased	385	—
Trust preferred subordinated debt	10,000	10,000
Accrued interest payable and other liabilities	3,164	3,322

Total liabilities	537,310	466,557

MINORITY INTERESTS IN SUBSIDIARIES	111	58

SHAREHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,985,300 shares authorized, none issued	—	—
Cumulative perpetual preferred stock, series A, $1,000 par value, 14,700 issued and outstanding	14,700	—
Common stock warrants, 264,706 issued	219	—
Common stock, $5 par, 20,000,000 shares authorized, issued 5,735,007 shares outstanding at December 31, 2008 and 4,827,505 shares outstanding at December 31, 2007	28,675	24,137
Capital in excess of par value	7,808	5,008
Unearned discount on preferred stock	(219)	—
Retained earnings	8,528	7,420
Accumulated other comprehensive income (loss)	27	(17)

Total shareholders’ equity	59,738	36,548

Total liabilities and shareholders’ equity	$597,159	$503,163

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended December 31		Year Ended December 31
	2008	2007	2008	2007
INTEREST INCOME:
Interest on federal funds sold	$6,374	$9,225	$23,818	$27,747
Interest on other bank accounts	493	40,152	65,533	97,435
Dividends on restricted securities	27,480	63,366	189,686	184,879
Interest & dividends on investment securities:	115,898	126,914	483,547	571,318
Interest and fees on loans	6,883,969	7,933,130	28,495,621	29,744,163

Total interest income	7,034,214	8,172,787	29,258,205	30,625,542

INTEREST EXPENSE:
Interest on deposits	3,201,624	3,268,392	12,673,382	12,336,289
Interest on trust preferred subordinated debt	135,537	172,663	520,326	698,331
Interest on other borrowings	249,824	501,118	1,522,275	1,452,005

Total interest expense	3,586,985	3,942,173	14,715,983	14,486,625

NET INTEREST INCOME	3,447,229	4,230,614	14,542,222	16,138,917
PROVISION FOR LOAN LOSSES	3,769,463	332,960	5,014,076	976,478

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	(322,234)	3,897,654	9,528,146	15,162,439

NON-INTEREST INCOME:
Service charges on deposit accounts	348,712	324,124	1,370,229	1,159,253
Intangible assets	4,873,440	2,652,463	18,080,469	5,278,946
Investment and insurance commissions	286,523	358,269	1,277,608	1,130,594
Security losses, net	(67,229)	—	(56,428)	—
Gain on sale of assets	—	586,234	—	586,234
Other income	85,271	92,008	716,902	351,004

Total non-interest income	5,526,717	4,013,098	21,388,780	8,506,031

NON-INTEREST EXPENSE:
Salaries and employee benefits	4,784,974	4,300,710	19,007,912	12,483,022
Occupancy and equipment	857,003	740,847	3,401,371	2,188,833
Loan Expense	610,241	265,098	1,921,552	725,655
Data processing	179,817	163,684	669,135	628,839
Other expenses	1,107,333	646,648	3,998,343	2,786,056

Total non-interest expense	7,539,368	6,116,987	28,998,313	18,812,405

INCOME (LOSS) BEFORE TAXES AND MINORITY INTERESTS	(2,334,885)	1,793,765	1,918,613	4,856,065

MINORITY INTEREST IN SUBSIDIARY’S INCOME	(22,793)	(72,863)	(281,230)	(164,582)

NET INCOME (LOSS) BEFORE TAXES	(2,357,678)	1,720,902	1,637,383	4,691,483
Income tax provision (benefit)	(823,000)	589,772	504,500	1,533,309

NET INCOME (LOSS)	$(1,534,678)	$1,131,130	$1,132,883	$3,158,174

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$(0.28)	$0.24	$0.21	$0.66
Diluted	$(0.28)	$0.23	$0.21	$0.63

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Unaudited)

(Dollars in thousands, except per share data)	Three Months Ended December 31			Year Ended December 31
	2008	2007	Change	2008	2007	Change
EARNINGS
Interest income	$7,034	$8,173	(13.9)%	$29,258	$30,625	(4.5)%
Interest expense	3,587	3,942	(9.0)	14,716	14,487	1.6
Net interest income	3,447	4,231	(18.5)	14,542	16,138	(9.9)
Provision for loan losses	3,769	333	1,031.8	5,014	976	413.7
Noninterest income	5,527	4,013	37.7	21,389	8,506	151.5
Noninterest expense	7,539	6,117	23.2	28,998	18,812	54.1
Pre-tax net income (loss)	(2,334)	1,794	(230.1)	1,919	4,856	(60.5)
Minority interest in net income	23	73	(68.5)	281	165	70.3
Income taxes (benefit)	(823)	590	(239.5)	505	1,533	(67.1)
Net income (loss)	(1,534)	1,131	(235.6)	1,133	3,158	(64.1)

PER COMMON SHARE
Earnings per share - basic	$(0.28)	$0.24	(216.7)%	$0.21	$0.66	(68.2)%
Earnings per share - diluted	(0.28)	0.23	(221.7)	0.21	0.63	(66.7)
Book value				7.86	7.57	3.8
Closing market price (adjusted)				6.75	9.50	(28.9)

FINANCIAL RATIOS
Return on average assets	(0.10)%	0.95%	(110.5)%	0.20%	0.76%	(73.7)%
Intangible assets Return on average shareholders’ equity	(12.53)	12.50	(200.2)	2.66	8.86	(70.0)
Average equity to average assets	8.33	7.64	9.0	7.67	8.59	(10.7)
Net interest margin (FTE)	2.66	3.98	(33.2)	2.96	4.29	(31.0)
Non-interest revenue/Total revenue	44.0	32.9	33.7	42.2	21.7	94.5
Efficiency - Consolidated	83.5	73.7	13.3	80.2	76.0	5.5
Efficiency - Bank only	79.8	62.1	28.5	78.6	68.0	15.6

PERIOD END BALANCES
Investment securities				$6,347	$30,959	(79.5)%
Total loans				504,712	419,153	20.4
Interest-earning assets				521,600	462,559	12.8
Assets				597,159	503,163	18.7
Total deposits				496,086	389,704	27.3
Other borrowings				38,060	73,531	(48.2)
Shareholders’ equity				59,738	36,548	63.5

AVERAGE BALANCES
Total loans	$502,294	$373,660	34.4%	$477,016	$350,244	36.2%
Interest-earning assets	529,408	430,495	23.0	504,581	384,533	31.2
Assets	584,480	470,204	24.3	555,212	415,034	33.8
Total deposits	492,125	379,773	29.6	455,670	339,269	34.3
Other borrowings	29,093	51,881	(43.9)	43,556	33,225	31.1
Shareholders’ equity	48,713	35,910	35.7	42,573	35,641	19.4

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$4,991	$3,732	33.7%	$3,976	$3,235	22.9%
Provision for loan losses	3,769	333	1031.8	5,014	976	413.7
Charge-offs	738	90	720.0	1,033	237	335.9
Recoveries	24	1	2300.0	89	2	4350.0
Ending balance	8,046	3,976	102.4	8,046	3,976	102.4
Net charge-off loans to average loans	0.14	0.02	496.8	0.20	0.07	100.00

ASSET QUALITY RATIOS
Nonperforming assets to total assets				1.35%	0.10%	125.0	bp
Allowance for loan losses to total loans				1.59	0.95	64.6	bp
Allowance for loan losses to nonperforming loans			100.09	958.07	(89.6)%

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due				$—	$333	(100.0)%
Nonaccrual				7,506	82	9053.7
OREO				533	0	100.0

Nonperforming assets				8,039	415	1837.1%

bp - Change is measured as difference in basis points.